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                                                                       EXHIBIT 5



                       B A S S, B E R R Y & S I M S P L C
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW

                           2700 FIRST AMERICAN CENTER
                         NASHVILLE, TENNESSEE 37238-2700
                                 (615) 742-6200
                                www.bassberry.com

    KNOXVILLE OFFICE:                               MEMPHIS OFFICE:
  1700 RIVERVIEW TOWER                       119 S. MAIN STREET, SUITE 500
KNOXVILLE, TN 37901-1509                           MEMPHIS, TN 38103
     (423) 521-6200                                 (901) 312-9100





                                November 22, 1999


J. Alexander's Corporation
P. O. Box 24300
3401 West End Avenue, Suite 260
Nashville, Tennessee 37203

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as your counsel in the preparation of a registration statement on Form S-8 (the "Registration Statement") relating to the J. Alexander's Corporation 1999 Loan Program (the "Program"), filed by you with the Securities and Exchange Commission covering 400,000 shares of the Company's common stock $.05 par value, (the "Shares"), subject to purchase pursuant to the Program. In so acting, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinion hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies.

         Based upon the foregoing, we are of the opinion that the Shares purchased pursuant to and in accordance with the Program are duly and validly issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.


                                        Very truly yours,



                                        /s/  Bass, Berry & Sims PLC
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